Exhibit 10.11

AIRGAS, INC.
2003 EMPLOYEE STOCK PURCHASE PLAN

Amendment No. 3
Effective January 29, 2013

RESOLVED, that Section 6(d) of the Amended and Restated 2003 Employee Stock Purchase Plan be and it hereby is amended to read in its entirety as follows:
"(d) Each option shall provide that shares purchased pursuant to the Plan with amounts withheld from Compensation otherwise payable on or after April 1, 2012, may not be sold or otherwise transferred during the "Restricted Period" applicable to them, except as hereafter provided. The Restricted Period is the period beginning on the Enrollment Date as of which the shares were purchased and ending at the close of business on the last day of employment with Airgas, Inc. and its affiliates, or at the close of business one year after that Enrollment Date, whichever day is earlier. The restriction applicable to shares purchased as of a particular Enrollment Date shall lapse, and shall not be restored, if the closing price of a share of the Common Stock on the New York Stock Exchange for five consecutive Trading Days during the Restricted Period is less than the purchase price for such shares determined pursuant to the Plan."

AIRGAS, INC.

By:

/S/    PETER McCAUSLAND
Peter McCausland
Its Executive Chairman
Date: January 29, 2013.